Exhibit 10.7

Execution Copy

TERMINATION AND ASSIGNMENT AGREEMENT

ELAN CORPORATION, PLC

ELAN INTERNATIONAL SERVICES, LTD.

ACORDA THERAPEUTICS, Inc.

MS RESEARCH AND DEVELOPMENT CORPORATION

INDEX

CLAUSE 1	DEFINITIONS

CLAUSE 2	TERMINATION OF THE MS R&D AGREEMENTS

CLAUSE 3	ASSIGNMENTS

CLAUSE 4	REPRESENTATIONS, WARRANTIES, COVENANTS, CONFIRMATIONS AND INDEMNITIES

CLAUSE 5	INTELLECTUAL PROPERTY

CLAUSE 6	RIGHTS RELATED TO SECURITIES

CLAUSE 7	SALE OF EIS SHARES AND COMPLETION

CLAUSE 8	CONFIDENTIALITY

CLAUSE 9	WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

CLAUSE 10	GENERAL

THIS TERMINATION AND ASSIGNMENT AGREEMENT made this    day of September 2003 (this “Agreement”)

AMONG:-

(1)                                 ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland (“Elan Corp”);

(2)                                 ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda, a wholly owned subsidiary of Elan Corp, (“EIS”);

(3)                                 ACORDA THERAPEUTICS, Inc., a Delaware corporation having its principal place of business at 15 Skyline Drive, Hawthorne, NY 10532, United States of America (“Acorda”); and

(5)                                 MS RESEARCH AND DEVELOPMENT CORPORATION, a Delaware corporation having its principal place of business at 15 Skyline Drive, Hawthorne, NY 10532, United States of America (“MS R&D”).

RECITALS

A.                                   Certain of the Parties entered into various agreements whereby Elan Corp, EIS and Acorda established MS R&D, and Elan Corp and Acorda each licensed certain intellectual property to MS R&D for a specified field of use.  Specifically:

(i)                                     EIS, Acorda and MS R&D entered into a Subscription and Stockholders’ Development Agreement dated as of April 21, 1998 (the “SSDA”);

(ii)                                  Elan Corp, Acorda and MS R&D entered into a License and Supply Agreement dated as of April 21, 1998 (the “Elan License Agreement”);

(iii)                               Acorda, EIS and MS R&D entered into an Agreement dated as of April 21, 1998 (the “MS R&D License Agreement”);

(iv)                              EIS, Acorda and MS R&D entered into a Registration Rights Agreement dated as of April 21, 1998 (the “MS R&D Registration Rights Agreement”).

B.                                     The SSDA and, the MS R&D License Agreement are together defined in this Agreement as the “MS R&D Agreements”.

C.                                     The Parties wish to (i) terminate in full the MS R&D Agreements, (ii) assign the Elan License Agreement and the MS R&D Intellectual Property to Acorda, and (ii) set forth their agreement in relation to certain other matters, as set forth below.

D.                                    Simultaneously with the execution of this Agreement:

(i)                                     Acorda, Elan and EIS are entering into an Agreement (the “Securities Amendment Agreement”) to set forth their agreement in relation to certain matters relating to: (i) the securities of Acorda held by Elan, (ii) Elan’s obligations (or lack thereof) with respect to future payments to or in respect of its relationship with Acorda and MS R&D, (iii) amendments to certain finance documents entered into between the Parties; and (iv) Board observation rights in favor of EIS; and

(ii)                                  immediately following the effectiveness of the Assignment, Elan Corp and Acorda are entering into (i) an Amended and Restated License Agreement and (ii) a Supply Agreement, pursuant to which, among other things, the parties thereto are amending and restating the Elan License Agreement (collectively the “Restated Elan License”).

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1                                          DEFINITIONS

Capitalized terms used in this Agreement shall have the same meanings assigned to them in the MS R&D Agreements, unless such terms are expressly defined to the contrary in this Agreement.

“Acorda Know-How” shall mean Acorda Know-How and Acorda Project Know-How (as such terms are defined in the MS R&D License Agreement).

“Acorda Patents” shall mean Acorda Patent Rights and Acorda Project Patent Rights (as such terms are defined in the MS R&D License Agreement).

“Affiliate” shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity.  For the purpose of this definition, (i) “control” shall mean direct or indirect ownership of fifty percent (50%) or more of the equity, partnership interest or voting stock of another entity; and (ii) MS R&D shall not be an Affiliate of Elan Corp, EPIL II or EIS.

“Assignments” shall mean the assignments provided for under Clause 3.

“Assignment Consideration” shall mean the amount set forth in Clause 3.

“Balance Sheet” shall mean the unaudited balance sheet of MS R&D as of the Balance Sheet Date, as set forth in Schedule 4.3.

“Balance Sheet Date” shall mean June 30, 2003.

 “Distribution” shall mean the pro-rata distribution of the Assignment Consideration to be declared and paid by MS R&D ratably to the stockholders thereof in accordance with Schedule 4.10.

“Effective Date” shall mean the date of this Agreement.

“EIS Shares” shall mean the 1,279 shares of MS R&D Common Stock owned by EIS as of the Effective Date.

“Elan” shall mean Elan Corp and its Affiliates.

“Elan Know-How” shall have the meaning set forth in the Restated Elan License.

“Elan Patents” shall mean “Elan Patent Rights” (as such term is defined in the Restated Elan License).

“EPIL II” shall mean Elan Pharmaceuticals Investment II, Ltd. an exempted limited liability company incorporated under the laws of Bermuda, a qualified special purpose entity of Elan Corp.

“EPIL Shares” shall mean the 2,985 shares of MS R&D Common Stock owned by EPIL II as of the Effective Date.

“Force Majeure” shall mean causes beyond a Party’s reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a governmental authority.

 “MS R&D Common Stock” shall mean the common stock, par value $0.001 per share, of MS R&D.

“MS R&D Debt” shall mean the estimated outstanding amount of indebtedness owed by MS R&D to Acorda as of the Effective Date and incurred subsequent to the Balance Sheet Date pursuant to the SSDA, as set forth on Schedule 2.4.

“MS R&D Intellectual Property” shall mean Newco Know How and Newco Patent Rights as defined in the MS R&D License Agreement.

“Party” shall mean Elan Corp, EIS, Acorda or MS R&D, as the case may be, and “Parties” shall mean all such parties together.

“Pro Forma Balance Sheet” shall mean the unaudited pro forma balance sheet attached as Schedule 4.3, giving pro forma effect as of the Balance Sheet Date to the purchase of the EIS Shares and the MS R&D Debt .

“Project” shall have the meaning set forth in the Elan License Agreement.

“Regulatory Filings” shall mean the regulatory filings as set out in Schedule3.6.

“Rush” shall mean Rush-Presbyterian-St. Luke’s Medical Center.

“Rush Agreements” shall mean (i) the License Agreement by and between Acorda and Rush dated as of the Effective Date and (ii) the Side Agreement dated as of the Effective Date by and among Elan Corp, Acorda and Rush and (iii) the Rush Payment Agreement.

“Rush Payments Agreement” shall mean the Rush Payments Agreement dated as of the Effective Date by and among Elan Corp and Acorda.

“Territory” shall mean all of the countries of the world.

“United States Dollar” and “US$” and “$” shall mean the lawful currency of the United States of America.

2.                                       TERMINATION OF THE MS R&D AGREEMENTS

2.1.                              Subject to the provisions of Clause 2.2 and 2.3 hereof, the Parties hereby agree to terminate the MS R&D Agreements, including without limitation, those provisions expressly stated to survive termination, in each case with effect from the Effective Date.

All the provisions of the MS R&D Agreements shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect.

2.2                                 Notwithstanding anything contained herein to the contrary, the Parties acknowledge that:

(i)                                     the provisions originally set forth in Clause 4.5 of the SSDA (the “Co-sale Rights”), as now set out in full in Schedule 2.2, shall continue in full force and effect as between EPIL II and Acorda as holders of certain shares in MS R&D;

(ii)                                  if and to the extent (A) Elan becomes the owner of shares of MS R&D Common Stock and (B) Acorda is “the party who is not the Selling Stockholder” for purposes of Clause 4.4 of the SSDA, the provisions originally set forth in Clause 4.4 of the SSDA (the “Rights of First Offer”), as now set out in full in Schedule 2.2, shall continue in full force and effect with respect to any proposed Transfer (as now defined in Schedule 2.2) of such shares of MS R&D Common Stock by Elan; and

(iii)                               the Parties agree that EPIL II is a third party beneficiary of this Clause 2.2 solely as it relates to the Co-Sale Rights, as the holder of the EPIL Shares.

2.3                                 For the avoidance of doubt and without prejudice to the generality of the  foregoing Clause 2.1, the Parties hereby acknowledge and agree as follows as of the Effective Date:

2.3.1                        EIS Director:

(a)                                  by prior agreement of the Parties, the EIS Director, Mike Sember, previously resigned from the board of directors of MS R&D;

(b)                                 by prior agreement of the Parties, EIS forfeited the right to designate a director to the board of directors of MS R&D and thereafter no longer had designees on, or the right to designate a director to, the board of directors of MS R&D;  and

(c)                                  for the avoidance of doubt, EIS confirms that prior to the Effective Date, it did not at any time assign the right to designate a director to the board of directors of MS R&D.

2.3.2                        the nominees of Elan on the Committee (as defined in the Elan License Agreement) have been removed from the Committee by Elan and Elan shall no longer have the right to designate a member of the Committee;

2.3.3                        with effect from the Effective Date, Elan shall not have any rights in or to the Acorda Patents, the Acorda Know-How, and/or any other patents, know-how or any other intellectual property rights whatsoever of Acorda;

2.3.4                        Elan shall terminate or shall cause to be terminated any and all research and development work being conducted under the MS R&D Agreements;

2.3.5                        Elan shall terminate or cause to be terminated any and all technical services and assistance being conducted under the MS R&D Agreements;

2.3.6                        For the avoidance of doubt, the Parties agree that Elan shall not have any obligation to provide Additional Funding, working capital, research or development funding, or other funding or financing of any nature to MS R&D, whether under the MS R&D Agreements, the Elan License Agreement, or otherwise;

2.3.7                        For the further avoidance of doubt, the Parties agree that Elan has had no obligation to provide Additional Funding, working capital, research or development funding, or other funding, or other financing or financing of any nature to MS R&D following 30 June 2002;

2.3.8                        Elan shall not have any obligation to pay any milestone payment or make any milestone investment to or in MS R&D or Acorda or any of their Affiliates whether relating to the Project, the achievement of any objectives set forth therein or otherwise, except as set forth in the Rush Payments Agreement.

2.4                                 Monies owing by MS R&D to Acorda and Elan

2.4.1                        Each of the Parties acknowledges and agrees with the other Parties that, as of the Effective Date, no monies are owed or are refundable by any of the Parties to any other Party pursuant to the MS R&D Agreements or the Elan License Agreement, other than the MS R&D Debt and the amount owing to Elan as set forth on Schedule 2.4.

2.4.2                        The Parties acknowledge and agree that MS R&D shall pay to Elan the amount owing to Elan (as set out in Schedule 2.4) prior to the Effective Date.

2.4.3                        As of the Effective Date, the MS R&D Debt shall be hereby deemed forgiven and extinguished in all respects by Acorda.

2.5                                 Franchise Taxes

Each of the Parties further acknowledges and agrees with the other Parties that from and after the Effective Date, MS R&D shall be solely responsible for all fees and taxes, including without limitation, franchise taxes owing to the State of Delaware, and all service fees, including without limitation, corporate service fees for corporate filings or representation as agent for service of process within or without of the State of Delaware.

3                                          ASSIGNMENTS

In consideration of the payment of $11,541,347 by Acorda to MS R&D (the “Assignment Consideration”), the receipt of which is hereby acknowledged by MS R&D, the following Assignments shall occur with effect from the Effective Date:

3.1                               Assignment of MS R&D Intellectual Property and Regulatory Filings

MS R&D, as legal and beneficial owner, hereby irrevocably absolutely and unconditionally assigns, transfers and conveys to Acorda, and Acorda hereby accepts from MS R&D, all of MS R&D’s right, title and interest in and to the MS R&D Intellectual Property including the MS R&D Patent Rights, and the Regulatory Filings.

3.2                               Assignment and assumption of Elan License

MS R & D hereby irrevocably, absolutely and unconditionally assigns, transfers and conveys to Acorda, and Acorda hereby accepts from MS R & D, the Elan License Agreement and all of MS R & D’s rights and interest throughout the Territory in and under the Elan License Agreement.  Acorda agrees with Elan and MS R&D to assume the rights, interest, obligations, duties and liabilities of MS R&D under the Elan License Agreement.

3.3                               Elan consent to Assignments

Elan consents to and accepts the assignment referred to in Clauses 3.1 and 3.2 by MS R&D to Acorda and the assumption by Acorda of MS R&D’s rights, interest, obligations, duties and liabilities under the Elan License Agreement.

3.4                                 Restated Elan License

The Parties acknowledge and agree that immediately following the Assignments, Elan Corp and Acorda will execute and deliver the Restated Elan License, at which time the Elan License Agreement will be superceded by the Restated Elan License.

3.5                                 Advisory Fees

Each of the Parties confirms to the other that such Party has not incurred nor shall become liable for any advisory, appraisal or other fee or commission in connection with the transactions contemplated by this Agreement, except that MS R & D intends to pay a fee to Standard & Poor’s Corporate Value Consulting, a division of the McGraw-Hill Companies, Inc..

4                  REPRESENTATIONS, WARRANTIES, COVENANTS, CONFIRMATIONS AND INDEMNITIES

4.1                                 MS R&D Capitalization:

The Parties confirm that, as of the Effective Date, the capitalization of MS R&D is as set out in Schedule 4.1.

4.2                                 Sub-licenses:

MS R&D represents and warrants to the other Parties that it has not granted any sub-licenses or any other rights of any nature to any third parties pursuant to the Elan License Agreement or the MS R&D License Agreement.

4.3                                 Balance Sheet:

4.3.1                        MS R&D and Acorda represent and warrant to Elan that the Balance Sheet is accurate and that, since the Balance Sheet Date, there has been no material adverse change in the financial position or prospects of MS R&D except for the MS R&D Debt which amount is to be forgiven as of the Effective Date as set out in Clause 2.4 above.

4.3.2                        MS R&D and Acorda represent and warrant to Elan that there are no other liabilities of MS R&D other than as reflected or reserved against on the Balance Sheet and other than as described in Clause 4.3.1 above.

4.3.3                        MS R&D and Acorda represent and warrant to Elan that the Pro Forma Balance Sheet accurately reflects the pro forma effect on the Balance Sheet as of the Balance Sheet Date of the purchase of the EIS Shares and the MS R&D Debt.

4.4                                 Third party agreements / Orders / Claims:

4.4.1                        Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, MS R&D is not a party to, or bound by, any judgment, order, decree or other directive of or stipulation with any court or any governmental or regulatory authority.

4.4.2                        Each of the Parties confirms to the other Parties that MS R&D is not a party to, or bound by, nor is Acorda, or any of its Affiliates, on behalf of MS R&D, nor is Elan or any of its Affiliates, on behalf of MS R&D, a party to or bound by, any agreement with any third party, except for the MS R&D Agreements, other than as set out in Schedule 4.4.2 (“MS R&D Third Party Agreement(s)”).

4.4.3                        Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, there are no claims, suits or proceedings pending or threatened against MS R&D.

4.4.4                        Elan represents and warrants to MS R&D and Acorda that none of Elan, EIS nor any of their Affiliates has any agreement with EPIL that is in conflict with or inconsistent with this Agreement or the transactions contemplated hereby.

4.5                                 EIS Shares

4.5.1                        Each of Elan and EIS represent, warrant and confirm to the other Parties that:

(1)                                  EIS is the legal and beneficial owner of the EIS Shares;

(2)                                  EIS has good and valid title to all of the EIS Shares free and clear of all pledges, liens, encumbrances or other claims or charges; and

(3)                                  EIS has the unrestricted power and authority to transfer the EIS Shares to Acorda in accordance with the terms of this Agreement.

4.5.2                        For the avoidance of doubt, the Parties agree that the EIS Shares and the EPIL Shares represent all of the equity or securities of MS R & D to which Elan or any of its Affiliates was or, as of the Effective Date, is entitled to under any of the MS R & D Agreements.

4.6                                 Regulatory Applications:

Each of the Parties confirms to the other Parties that, prior to and as of the Effective Date, no Regulatory Filings have been filed by MS R&D or by any Party with any government authority in any part of the world for any product in relation to the Project (as defined in the Elan License Agreement), except as set out in Schedule 4.6.

4.7                                 Exclusion of warranties / liability:

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASSIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

4.8                                 Indemnity :

4.8.1                        The Parties acknowledge and agree that pursuant to Clause 3.2, Acorda has been assigned and has assumed the indemnification obligations of MS R&D under the Elan License Agreement which, as of the Effective Date, are included in the Restated Elan License.

4.8.2                        Prior to the Effective Date, Acorda shall furnish Elan Corp with copies of all policies of comprehensive general liability insurance and/or other insurance coverage (the “Policies”) which it holds in respect of any clinical trials as set out in Schedule 1 that were carried out by Acorda on behalf of MS R&D.

Acorda shall be obliged to maintain the Policies for a period of 5 years from the Effective Date, maintaining at all times at a minimum, the levels of coverage evidenced in the Policies, noting Elan Corp as an additional insured, and shall, at the reasonable request of Elan Corp from time to time, furnish to Elan Corp evidence that all premiums or other payments on the Policies are fully paid up and the Policies are subsisting. Acorda shall require the consent of Elan Corp to make any modification to the Policies or to take any action to terminate the Policies, which consent shall not be unreasonably withheld.

4.9              Organization and authority:

Each Party hereto represents and warrants that with respect to such Party:

4.9.1                        it is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation or organization and such Party has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby;  the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary action of such Party including, if required, by its stockholders, and its board of directors; this Agreement and each agreement, document and instrument to be executed and delivered by such Party hereto pursuant to this Agreement constitute, or will when executed and delivered constitute, valid and binding obligations of such Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding, at law or in equity);

4.9.2                        the execution, delivery, and performance by each Party of this Agreement and each such agreement, document and instrument contemplated by this Agreement to which it is a party (i) do not violate any provision of the certificate or articles of incorporation or other similar governing instruments or by-laws of such Party; (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, deed of trust, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Party is a party or by which any material property of such Party is bound or affected, which would have material adverse effect on the business or operations of such Party and its subsidiaries, taken as a whole.

4.10                           Payment of Distribution; Negative Covenant:

MS R&D agrees that it shall pay, and Acorda agrees to cause MS R&D to pay, the Distribution in the aggregate amount of the Assignment Consideration, in the pro rata amounts and to the parties set forth on Schedule 4.10 as soon as practicable after the Effective Date.  MS R&D and Acorda hereby agree that, until payment of the Distribution, MS R&D shall not, and Acorda and its Affiliates shall not cause MS R&D to, issue any securities or incur any indebtedness without the prior written consent of EIS.

4.11                           Representation and Warranties as of the Effective Date:

Except where expressly stated otherwise, each of the representations and warranties in this Agreement are made as of the Effective Date.

5                                          INTELLECTUAL PROPERTY

5.1                                 Ownership:

On and following the Effective Date:

5.1.1                        For the avoidance of doubt, the Elan Patents and the Elan Know-How shall remain the sole and exclusive property of Elan.

5.1.2                        For the avoidance of doubt, the Acorda Patents and the Acorda Know-How shall remain the sole and exclusive property of Acorda.

5.1.3                        All MS R&D Intellectual Property shall be subject to the Assignments.

6                                          RIGHTS RELATED TO SECURITIES

6.1                                 Nothing contained herein shall constitute a waiver of any right of EPIL II or EIS or any of their respective successors and assigns with respect to their respective ownership of securities in Acorda under any agreements of any kind in existence with Acorda with respect thereto, which agreements shall remain unmodified and in full force and effect, except as set forth in the Securities Amendment Agreement.

7                                          SALE OF EIS SHARES AND COMPLETION

7.1                                 Subject to the terms of this Agreement, on the Effective Date, EIS shall sell as legal and beneficial owner of, and Acorda shall purchase, free from all liens, charges, security interests and other encumbrances and together with all rights now or hereafter attaching to them, the EIS Shares, for a purchase price per share equal to $0.001 per share, the par value thereof (the “Per Share Consideration”), or an aggregate price to be paid by Acorda to EIS for the EIS Shares in the total amount of US$1.28, which giving effect to the other transactions contemplated by this Agreement, the Parties agree is the fair value thereof.

7.2                                 Elan and Acorda shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors meetings of MS R&D, or such other meetings, as appropriate:

7.2.1                        on the Effective Date, the delivery by EIS to Acorda of a stock transfer form or stock power in respect of the EIS Shares duly executed by EIS and endorsed in blank together with the related share certificates;

7.2.2                        as soon as practicable after the Effective Date, the modification, as appropriate, by board resolutions of MS R&D of matters such as the removal of EIS as book keeper for MS R&D, the removal of EIS representatives as authorized signatories of MS R&D’s bank account, and any other related matters whatsoever; and

7.2.3                        any other steps required by this Agreement.

7.3                                 In the event that Elan has the right and power to dispose of the EPIL Shares (other than through a subsidiary that is not consolidated on Elan Corp’s financial statements under U.S. GAAP), Elan shall promptly notify Acorda in writing.  Within ten (10) Business Days after receipt of such notice from Elan, Acorda shall have the right and option to purchase the EPIL Shares from Elan for the Per Share Consideration (in the total amount of $2.99) at a closing to take place within a reasonable time thereafter.  The Parties agree that the Per Share Consideration is the fair value for the EPIL Shares after giving effect to the other transactions contemplated by this Agreement.

8                                          CONFIDENTIALITY

8.1                                 Confidentiality:

8.1.1                        The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

The foregoing together with the terms of this Agreement shall be referred to collectively as “Additional Confidential Information”.

The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the SSDA) pursuant to the MS R&D Agreements and the Elan License Agreement.

Together Additional Confidential Information and Confidential Information shall be referred to collectively as “Proprietary Information”.

8.1.2                        Save as otherwise specifically provided herein, and subject to Clause 8.2 and 8.3, each Party shall disclose Proprietary Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party’s obligations under this Agreement, and not to any other third party.

Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Proprietary Information.

Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by another Party.

Each Party shall promptly, upon request of another Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 8.

8.1.3                        Any breach of this Clause 8 by any person informed by one of the Parties is considered a breach by the Party itself.

8.1.4                        Proprietary Information shall be deemed not to include:

(1)                                  information which is in the public domain;

(2)                                  information which is made public through no breach of this Agreement;

(3)                                  information which is independently developed by a Party, as evidenced by such Party’s records;

(4)                                  information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source did not acquire this information on a confidential basis.

8.1.5                        The provisions relating to confidentiality in this Clause 8 shall remain in effect for a period of 7 years following the Effective Date of this Agreement.

8.1.6                        The Parties agree that the obligations of this Clause 8 are necessary and reasonable in order to protect the Parties’ respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a Party for any breach by another Party of its covenants and agreements set forth herein.

The Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 8, or a continuation of any such breach by another Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

8.2                                 Announcements:

Subject to Clause 8.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior approval of, if such statement is to be made by Elan or EIS, Acorda, and if such statement is to be made by Acorda or MS R&D, Elan Corp, provided, however, that such approval shall not be unreasonably withheld or delayed and shall not be required if the reference to this Agreement has previously been approved by the applicable Party.

The terms of any such announcement shall be agreed in good faith by the Parties.

8.3                                 Permitted Disclosures:

8.3.1                        A Party (the “Disclosing Party”) will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

(1)                                   a valid order of a court or governmental authority provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Parties prompt notice of such fact to enable the other Parties to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

The Disclosing Party shall fully co-operate with the other Parties in connection with that other Party’s or Parties’ efforts to obtain any such order or other remedy; or

(2)                                   any other requirement of law or any securities or stock exchange, provided that to the maximum extent allowable by such securities or stock exchange rules and regulations, the Parties shall seek to maintain the confidentiality obligations set forth herein and shall redact any confidential information set forth in such filings;

(3)                                   to governmental or other regulatory agencies in order to obtain patents relating to Product, or to gain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations; or

(4)                                   by Acorda to its consultants, Affiliates and/or potential sublicensees for the research and development, manufacturing and/or marketing of the Compound and/or Product (as defined in the Restated Elan License) (or for such parties to determine their interests in performing such activities) on the condition that such third parties agree to be bound by the confidentiality obligations consistent with this Agreement;

8.3.2                        Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the MS R&D Agreements to a potential third party purchaser in connection with Clause 10.2.1(2); provided that the relevant third party purchaser or assignee has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 8.

9                                          WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

9.1                                 With effect from the Effective Date, each Party and each of its Affiliates (“Releasor”):

9.1.2                        waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities (“Releasees”), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the MS R&D Agreements; and

9.1.3                        fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the MS R&D Agreements.

9.2                                 For the avoidance of doubt the provisions of this Clause 9 shall not in any way act as a waiver or release by any of the Parties in respect of any of the provisions set forth in this Agreement.

10                                    GENERAL

10.1                           Governing law and jurisdiction:

10.1.1                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles under the laws of the State of New York.

10.1.2                  For the purposes of this Agreement, the Parties submit to the nonexclusive jurisdiction of the State and Federal Courts of New York.

10.2                           Assignment:

10.2.1                  Subject to Clause 10.2.2, this Agreement shall not be assigned by any Party without the prior written consent of (i) Elan Corp, if the Party seeking such assignment is Acorda or MS R&D, or (ii) Acorda, if the Party seeking such assignment is Elan Corp or EIS, save that any Party:

(1)                                  may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

(2)                                  may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization or other similar event) or purchaser of all or substantially all of its assets relating to the Project, provided that such successor or purchaser has agreed in writing to assume all of such Party’s rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

10.2.2                  For the avoidance of doubt, nothing in this Clause 10.2 shall affect the provisions governing assignment of securities in the Securities Amendment Agreement.

10.3                           Notices:

10.3.1                  Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

If to MS R&D at:

MS Research and Development Corporation
15 Skyline Drive
Hawthorne, NY 10532
Facsimile:	914 347 4560
with a copy to Acorda at the address indicated below;

If to Acorda at:

Acorda Therapeutics, Inc.

15 Skyline Drive
Hawthorne, NY 10532
Facsimile:	914 347 4560
Attention:	President

If to Elan and/or EIS at:

Elan Corporation, plc
Elan International Services, Ltd.
C/o Elan International Services, Ltd.
102 St. James Court
Flatts,
Smiths FL04
Bermuda
Attention:	Secretary
Telephone:	441 292 9169
Fax:	441 292 2224

or to such other address (es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

10.3.2                  Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation receipt.  Notice of change of address shall be effective upon receipt.

10.4                           Waiver:

No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

10.5                           Severability:

If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

10.5.1                  such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

10.5.2                  if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this

Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

10.6                           Further Assurances:

At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

10.7                           Successors:

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

10.8                           Amendments:

No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

10.9                           Counterparts:

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

10.10                     Costs:

Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

10.11                     Force Majeure:

No Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable.

10.12                     Relationship of the Parties:

The Parties are independent contractors under this Agreement.  Nothing herein contained shall be deemed to create or establish an employment,

agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of another Party.  No Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, another Party, or to bind another Party in any respect whatsoever.

10.13                     Entire agreement:

10.13.1             This Agreement and the Restated Elan License (together with the Appendices, Schedules and Exhibits hereto and thereto) sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof.  There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement and the Restated Elan License.

10.13.2            No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.

THE REMAINDER OF THIS PAGE

HAS BEEN INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF the Parties have executed this Agreement.

SIGNED

BY:
for and on behalf of
Elan Corporation, plc

SIGNED

BY:
for and on behalf of
Elan International Services, Ltd.

SIGNED

BY:
for and on behalf of
MS Research & Development Corporation

SIGNED

BY
for and on behalf of
Acorda Therapeutics, Inc.

SCHEDULE 1

CLINICAL TRIALS

Completed Studies:

•                  MS-F200: Randomized, Double-Blind, Placebo-controlled Trial of Sustained-Release Fampridine(4-aminopyridine) in Multiple Sclerosis Patients with Internuclear Ophthalmoplegia (INO)

•                  MS-F201: A Double blind, Dose-Ranging Study of Fampridine-SR in Subjects with Multiple Sclerosis

Ongoing Studies:

•                  MS-F202: Double-Blind, Placebo-controlled, 20-Week, Parallel Group Study to Evaluate Safety, Tolerability and Activity of oral Fampridine-SR in subjects with Multiple Sclerosis

•                  MS-F202 ext: 12 month ext open label extension study

SCHEDULE 2.2

RIGHTS OF FIRST OFFER & CO-SALE RIGHTS

The following is a restatement of Section 4.4 and Section 4.5 of the SSDA and relevant definitions:

Rights of First Offer

4.4                                                                                                                                 (a)  If at any time a Stockholder shall desire to Transfer any Common Stock owned by it (a “Selling Stockholder”), in any transaction or series of related transactions, then such Selling Stockholder shall deliver prior written notice of its desire to Transfer (a “Notice of Intention”) to (i) the Company and (ii) the party who is not the Selling Stockholder, and (iii) any Permitted Transferee, as applicable, setting forth such Selling Stockholder’s desire to make such Transfer, the number of shares of Common Stock proposed to be transferred (the “Offered Shares”) and the proposed form of transaction (the “Transaction Proposal”), together with any documentation relating thereto and the price at which such Selling Stockholder proposes to Transfer the Offered Shares (the “Offer Price”).  The “Right of First Offer” provided for in this Section 4.4 shall be subject to any “Co-sale Right” benefiting a Stockholder which may be provided for by Section 4.5, subject to the exceptions set forth therein. The parties shall make such adjustments in the arrangements required by this Section 4.4 as the board of directors shall deem necessary and proper in connection with obtaining material investments from unaffiliated third parties.

(b)  Upon receipt of the Notice of Intention, the party who is not the Selling Stockholder shall have the right to purchase at the Offer Price the Offered Shares, exercisable by the delivery of notice to the Selling Stockholder (the “Notice of Exercise”), with a copy to the Company within 10 business days from the date of receipt of the Notice of Intention.  If no such Notice of Exercise has been delivered by the party who is not the Selling Stockholder within such 10 business-day period, or such Notice of Exercise does not relate to all the Offered Shares covered by the Notice of Intention, then the Selling Stockholder shall be entitled to Transfer the Offered Shares to the intended Transferee.

(c)  In the event that the party who is not the Selling Stockholder exercises its right to purchase Offered Shares (in accordance with this Section 4.4), then the Selling Stockholder must sell the Offered Shares to such party, in the amounts set forth in the Notice of Intention, after not less than five business and not more than 15 business days from the date of the delivery of the Notice of Exercise.

(d)  The rights and obligations of each of the Stockholders pursuant to the Right of First Offer provided herein shall terminate upon the date that the Company shall have a class of securities registered under Section 12(b) or 12(g) of the Exchange Act.

(e)  At the closing of the purchase of Offered Shares (scheduled in accordance with Section 4.4(c)), the Selling Stockholder shall deliver certificates evidencing the Offered Shares being sold, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the party who is not the Selling Stockholder, duly executed by the Selling Stockholder, free and clear of any adverse claims, against payment of the purchase price therefor in cash, and such other customary documents as shall be necessary in connection therewith.

Co-sale Rights

4.5                                                                                                                                 (a)  Subject to Section 4.5(e), any one Stockholder (the “Transferring Stockholder”) shall not Transfer (either directly or indirectly), in any one transaction or series of related transactions, to any Person or group of Persons, 5% or more of Common Stock, or options, warrants or any other securities convertible, exercisable or exchangeable for Common Stock (“Common Stock Equivalents”), unless the terms and conditions of such Transfer shall include an offer to the other Stockholders (the “Remaining Stockholders”), at the same price and on the same terms and conditions as the Transferring Stockholder has agreed to sell its Common Stock.

(b)  In the event a Transferring Stockholder proposes to Transfer any Common Stock or Common Stock Equivalents in a transaction subject to this Section 4.5, it shall notify, or cause to be notified, the Remaining Stockholders in writing of each such proposed Transfer.  Such notice shall set forth: (i) the name of the transferee and the number of shares of Common Stock proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the transferee (the “Transferee Terms”) and (iii) that the transferee has been informed of the “Co-sale Right” provided for in this Section 4.5, if such right is applicable, and has agreed to purchase shares of Common Stock from the Transferring Stockholder in accordance with the terms hereof.

(c)  The Co-sale Right may be exercised by the Remaining Stockholders by delivery of a written notice to the Transferring Stockholder (the “Co-sale Notice”) within five business days following receipt of the notice specified in the preceding subsection.  The Co-sale Notice shall state the number of shares of Common Stock owned by the Remaining Stockholder which the Remaining Stockholder wishes to include in such Transfer; provided, however, that without the written consent of the Transferring Stockholder, the number of shares belonging to the Remaining Stockholder included in such Transfer may not be greater than such Remaining Stockholder’s percentage beneficial ownership of Common Stock (on a fully diluted basis) multiplied by the total number of shares of Common Stock (including shares of Common Stock issuable upon the conversion, exercise or exchange of any Common Stock Equivalent) to be sold by both the Transferring Stockholder and all Remaining Stockholders.  Upon receipt of a Co-sale Notice, the Transferring Stockholder shall be obligated to transfer at least the entire number of shares of Common Stock set forth in the Co-sale Notice to the Transferee on the Transferee Terms; provided, however, that the Transferring

Stockholder shall not consummate the purchase and sale of any shares hereunder if the Transferee does not purchase all shares.  If no Co-sale Notice has been delivered to the Transferring Stockholder prior to the expiration of the five-day period referred to above and if the provisions of this Section have been complied with in all respects, the Transferring Stockholder shall have the right for a 60 day calendar day period to Transfer Common Stock to the Transferee on the Transferee Terms without further notice to any other party, but after such 60-day period, no such Transfer may be made without again giving notice to the Remaining Stockholders of the proposed Transfer and complying with the requirements of this Section 4.5.

(d) At the closing of any Transfer of Common Stock or Common Stock Equivalent subject to this Section 4.5, the Transferring Stockholder, and the Remaining Stockholder, in the event such Co-sale Right is exercised, shall deliver certificates evidencing such shares of Common Stock as have been Transferred by each, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Transferee, free and clear of any adverse claim, against payment of the purchase price therefor.

(e) Notwithstanding the foregoing, this Section 4.5 shall not apply to any sale of Common Stock pursuant to an effective registration statement under the Securities Act in a bona fide public offering, sales made in compliance with Rule 144, or any successor rule under the Securities Act.

Definitions:

“Stockholders” shall mean EIS together with Acorda; each sometimes referred to herein as a “Stockholder”.

“Transfer” shall mean, in each case, directly or indirectly, sell, assign, pledge, encumber, hypothecate, grant a security interest in, or otherwise transfer Common Stock.

“Common Stock” shall mean shares of the Company’s common stock (the “Shares”), par value $. 001 per share.

“Company” shall mean MS Research and Development Corporation.

“Permitted Transferee” means any Affiliate or Subsidiary of EIS or Acorda, to whom this Agreement may be assigned, pursuant to the terms hereof.

“Person” shall mean an individual, partnership, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof, or any other entity.

SCHEDULE 2.4

AMOUNTS OWING BY MS R&D TO ACORDA AND ELAN

MS R&D Debt:	$721,000

Owing to Elan:	$129,229

SCHEDULE 4.1

CAPITALIZATION

Shareholder	Common Shares	% Shareholding
Acorda	20,342	82.671%
EIS	1,279	5.198%
EPIL II	2,985	12.131%
Total	24,606	100%

SCHEDULE 4.3

BALANCE SHEET AND PRO FORMA BALANCE SHEET

(expressed in United States dollars)

	June 30, 2003	June 30, 2003
	(Unaudited)	Pro Forma (Unaudited)

ASSETS:
Current Assets
Check/Savings	0	0

Total Current Assets	0	0

Total ASSETS	0	0

LIABILITIES AND EQUITY:
Liabilities
Current Liabilities:
Accounts Payable – Due to Elan	113,260	129,229
Accounts Payable – Due to Acorda	—	721,000
Total Accounts Payable	113,260	850,229

Total current liabilities	113,260	850,229

Total liabilities	113,260	850,229

Equity
Contributed Surplus
Contributed Surplus Acorda	8,213,265	8,213,265
Contributed Surplus EIS	1,279,409	1,279,409
	9,492,674	9,492,674

Retained Earnings	(24,605,943)	(25,342,912)

Share Capital
Common Shares Acorda	20	21
Common Shares EPIL II	3	3
Common Shares EIS	1	—
	24	24

Share Premium
Acorda	12,014,988	12,014,988
EIS	2,984,997	2,984,997
	14,999,985	14,999,985

Total liabilities and stockholders’ equity	—	—

SCHEDULE 4.4.2

MS R&D THIRD PARTY AGREEMENTS

Agreements to which MS R&D is a party

None

Agreements to which Elan is a party for the benefit of MS R&D

1                                          Confidentiality Agreement dated February 24, 2000 between Elan Corporation plc and Regis Technologies, Inc

2                                          Confidentiality Agreement dated May 1, 2002 between Elan Corporation plc and Magellan Laboratories, Inc

3                                          Confidentiality Agreement dated April 12, 2000 between Elan Corporation plc and Regulatory Interlinx

4                                          Confidentiality Agreement dated December 8, 1997 between Elan Corporation plc and CU Chemie Uetikon GmbH

5                                          Supply Agreement dated December 8, 2000 between Elan Pharma Limited and Regis Technologies Inc

6                                          Letter Agreement dated June 26, 2000 between Elan Pharmaceutical Operations and CU Chemie Uetikon GmbH

Agreements to which Elan and Acorda are parties for the benefit of MS R&D

Confidentiality Agreement dated December 5, 2002 between Elan Corporation plc, Patheon Inc. and Acorda Therapeutics, Inc

Agreements to which Elan and Acorda are parties for the benefit of MS R&D

1                                          Clinical Reference Laboratory dated January 9, 2003

2                                          Jeiven/Almedica dated November 14, 2002

3                                          Pharmanet dated October 25, 2001

4                                          Cardinal Health dated April 1, 2003

5                                          ClinPro, Inc. dated July 30, 2002

6                                          Patheon, Inc. dated February 26, 2003

Clinical Study Agreements*

1                                          Catholic Healthcare West dated February 24, 2003

2                                          Charlotte Mecklenberg Hospital Authority dated December 18, 2002

3                                          Cleveland Clinic Foundation dated January 10, 2001 (201); March 17, 2003 (202)

4                                          CMSC/Gimbel MS Center dated December 17, 2002

5                                          Fairview MS Center dated December 20, 2002

6                                          Health Research Association dated July 7, 2003

7                                          Maimonides Medical Center dated January 13, 2003

8                                          Mt. Sinai School of Medicine dated December 19, 2002

9                                          Ohio State University Research Foundation dated January 13, 2003

10                                    Oregon Health & Science University dated January 7, 2003

11                                    Research Foundation SUNY dated January 15, 2003

12                                    Shepherd Center, Inc. dated November 25, 2002

13                                    St. Michael’s Hospital dated March 10, 2003

14                                    Swedish Health Services dated January 13, 2003

15                                    Texas Health Sciences Center at Houston dated January 15, 2003

16                                    Thomas Jefferson University dated January 13, 2003

17                                    Governors of the University of Calgary dated Decemeber 19, 2002

18                                    University of Chicago dated March 21, 2003

19                                    University of Maryland, Baltimore dated December 17, 2002

20                                    Regents of the University of New Mexico dated February 24, 2003

21                                    University of Rochester dated November 22 2000 (201); December 18 2002 (202)

22                                    University of Washington dated March 11, 2003

23                                    Washington University dated February 20, 2001 (201); December 18, 2003 (202)

24                                    Yale University dated January 10, 2001 (201); February 6, 2003 (202)

25                                    University of Texas Southwestern dated May 17, 1999 (200)

SCHEDULE 4.6

REGULATORY FILINGS

USA

Acorda submitted an IND application in the US (IND # 51,333) on 23 August 1996, and has been submitting the IND amendments and IND annual reports since then.

Acorda has been submitting the IND amendments and IND annual reports since the acceptance of the transfer of IND# 17,627 from Athena Neurosciences to Acorda on 17 June 1998.

Acorda submitted orphan drug application (Application# 97-1044) on 14 March 1997, and has been submitting the annual reports since then.

Acorda has been submitting the annual reports since the transfer of sponsorship of orphan drug application (Application# 86-181) from Athena Neurosciences, Inc. on 11 July 1997.

Canada

Acorda submitted an IND application in Canada (File # 9427-S1507-21C) on December 11, 1997. (File # later changed to 9427-A1507-21C), and the IND amendments and IND annual reports.

SCHEDULE 4.10

DISTRIBUTION

The Distribution shall be payable pro rata to the stockholders of MS R&D in the amounts set forth opposite their respective names:

Acorda	US$	9,541,347

EIS	US$	599,919

EPIL II	US$	1,400,081